Exhibit 99.1

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders and Quarterly Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--April 1, 2010--Pier 1 Imports, Inc. (NYSE:PIR) announced today that April 30, 2010, is the record date for its Annual Meeting of Shareholders to be held June 29, 2010.

In addition, the Company announced today that it will host a conference call on Thursday, April 8, 2010 at 10:00 a.m. Central Daylight Time to discuss its fourth quarter and year-end results.

The press release for fiscal 2010 fourth quarter and year-end results will be distributed before the market opens on April 8, 2010, followed by a conference call at 10:00 a.m. (Central Daylight Time). The call will be broadcast live on the Company’s website located at www.pier1.com. The call may be accessed by linking through the “Investor Relations” page to the “Events” page. Also, you may listen by telephone by calling 1-800-498-7872 or, if international, 1-706-643-0435, and using conference ID number 59323117. The conference call will be held in a “listen-only” mode for all participants other than the Company’s current sell-side and buy-side investment professionals.

If you are unable to listen, a replay will be available at approximately 12:00 p.m. (Central Daylight Time) for 24 hours and replay access can be accessed by calling 1-800-642-1687 or, if international, 1-706-645-9291, and using the conference ID number 59323117. Also, a website replay will be available for three months on www.pier1.com. The replay may be accessed by linking through the “Investor Relations” page to the “Events” page.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400